AMENDMENT TO THE
             AMENDED AND RESTATED CODE OF BY-LAWS

                    (Adopted June 23, 1998)

     SECTION 1.1 OF THE CORPORATION'S AMENDED AND RESTATED CODE OF BY-LAWS IS AMENDED TO READ AS FOLLOWS:

          Section 1.1.  Name.  The name of the Corporation is
     Emmis Communications Corporation (hereinafter referred to as the "Corporation").

     THE TITLE OF THE AMENDED AND RESTATED CODE OF BY-LAWS IS AMENDED TO REFLECT THE CHANGE OF THE NAME OF THE CORPORATION TO EMMIS
COMMUNICATIONS CORPORATION.

     SECTION 4.5.1 OF THE AMENDED AND RESTATED CODE OF BY-LAWS IS
AMENDED TO READ AS FOLLOWS:

          Section 4.5.1. Radio Division President. The Radio Division President, if one is elected, shall have general active management of all radio operations of the Corporation. He may execute and deliver, in the name of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the Corporation unless the authority to execute and deliver is required by law to be exercised by another person or is delegated by the Articles or By-Laws or by the Board of Directors to some other officer or agent of the Corporation. He shall have such other duties as may be prescribed from time to time by the Board of Directors.

     A NEW SECTION 4.5.3 IS INSERTED INTO THE AMENDED AND RESTATED CODE OF BY-LAWS TO READ AS FOLLOWS:

          Section 4.5.3. Television Division President. The Television Division President, if one is elected, shall have general active management of all television operations of the Corporation. He may execute and deliver, in the name of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the Corporation unless the authority to execute and deliver is required by law to be exercised by another person or is delegated by the Articles or By-Laws or by the Board of Directors to some other officer or agent of the Corporation. He shall have such other duties as may be prescribed from time to time by the Board of Directors.

     SECTION 4.6 OF THE AMENDED AND RESTATED CODE OF BY-LAWS IS
AMENDED TO READ AS FOLLOWS:

          Section 4.6. Executive Vice Presidents and other Vice Presidents. The Executive Vice Presidents and other Vice Presidents shall have such powers and shall perform such duties as may be specified in these By-Laws or prescribed by the Board of Directors or the President. Any Executive Vice President may execute and deliver, in the name of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the Corporation unless the authority to execute and deliver is required by law to be exercised by another person or is delegated by the Articles or By-Laws or by the Board of Directors to some other officer or agent of the Corporation.

     SECTION 4.12 OF THE AMENDED AND RESTATED CODE OF BY-LAWS IS
AMENDED TO READ AS FOLLOWS:

          Section 4.12. Delegation of Authority. In the event of the absence or disability of the President, the Radio Division President, the Television Division President, the Executive Vice Presidents and other Vice Presidents shall succeed to the President's power and duties in the order designated by the Board of Directors or the President. In the case of the absence of any officer or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any Director, for the time being, provided a majority of the entire Board of Directors concurs therein.


BYLAW.WPD